UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 14, 2005
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue, San Jose, California	95125

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 376-7400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On October 14, 2005, eBay Inc. (“eBay”) completed its previously announced acquisition of the outstanding securities of Skype Technologies S.A., a limited company (société anonyme) registered under the laws of the Grand Duchy of Luxembourg (“Skype”), pursuant to the terms of the Sale and Purchase Agreement dated September 11, 2005 (the “Purchase Agreement”) entered into among eBay, Skype and the shareholders and warrantholders of Skype. Pursuant to the terms of the Purchase Agreement, Skype will become an indirect wholly-owned subsidiary of eBay.
In exchange for the share capital and warrants of Skype, eBay made an initial payment to the sellers of such share capital and warrants consisting of approximately €2.1 billion, or approximately $2.6 billion, which was comprised of approximately $1.3 billion in cash and the value of approximately 32.8 million shares of eBay common stock, plus potential earn out payments tied to the achievement of certain performance targets prior to June 30, 2009. The maximum amount potentially payable under the performance-based earn out is approximately €1.1 billion, or approximately $1.3 billion, and would be payable in cash or eBay stock, at eBay’s discretion, with expected payment dates in 2008 and/or 2009. All dollar amounts herein are based on the Euro-Dollar exchange rate as of October 12, 2005, as compared with the Euro-Dollar exchange rate as of September 9, 2005 used for purposes of calculating the amounts set forth in eBay’s Current Report on Form 8-K filed on September 15, 2005 (the “Original Form 8-K”). In addition, since the filing of the Original Form 8-K, certain options to acquire ordinary shares of Skype have been exercised and the holders of the shares issuable upon exercise of the options have made either a “Fixed Consideration Election” or an “Earn Out Election” as described below.
Skype shareholders and warrantholders were offered the choice between several consideration alternatives for their shares and warrants. Shareholders and warrantholders representing approximately 42% of the Skype shares and warrants chose to receive a single payment in cash and eBay stock at the closing of the acquisition (the “Fixed Consideration Election”). Shareholders and warrantholders representing the remaining 58% of the Skype shares and warrants chose to receive a reduced up-front payment in cash and eBay stock at the closing of the acquisition plus potential future earn-out payments which are based on performance-based targets for active users, gross profit and revenue (the “Earn Out Election”).
The terms and conditions of the earn out payments are set forth in an Earn Out Agreement entered into concurrently with the Purchase Agreement by eBay, Skype and the sellers of the share capital and warrants of Skype who elected to receive the earn out payments. The earn out payments are contingent upon Skype achieving: (a) a net revenue and gross margin-based target; (b) a gross profit-based target; and (c) a target based on the number of active users of Skype’s communication products. Base earn out payments of up to an aggregate of approximately €877 million, or approximately $1.05 billion, weighted equally among the three targets, would be payable if the targets are achieved over any four-quarter period commencing on January 1, 2006 through June 30, 2009. Additional bonus earn out payments of up to an aggregate of approximately €292 million, or approximately $351 million, weighted equally among the three targets, would be payable if Skype exceeds the targets during calendar year 2008. The Earn Out Agreement also provides that certain persons who were officers and directors of Skype prior to the closing of the transaction will continue to be officers and directors of Skype following the closing of the transaction.
The eBay stock to be issued in connection with the acquisition will be subject to certain contractual and other restrictions on resale. Seventy-five percent of the shares of eBay stock to be issued to persons who made the Fixed Consideration Election that are not otherwise deposited into escrow will be subject to contractual restrictions on transfer that will lapse with respect to one-third of such shares on each of the 180th, 360th and 540th day following the closing of the acquisition. All of the shares of eBay stock to be issued to persons who made the Earn Out Election that are included in the up-front payment but are not otherwise deposited into escrow will be subject to contractual restrictions on transfer that will lapse with respect to twenty-five percent of such shares on each of the 180th, 360th, 540th and 720th day following the closing of the acquisition. eBay and the sellers of the share capital and warrants of Skype have entered into a Registration Rights Agreement requiring eBay to file a registration statement on Form S-3 covering the resale of such eBay stock within 75 days following the closing of the acquisition.
In addition to the foregoing, eBay agreed to assume the options to acquire ordinary shares of Skype outstanding as of the closing of the transaction (the “Skype Options”) and convert them into options to acquire approximately 1.9 million shares of eBay stock (the “eBay Options”) pursuant the terms of Option Assumption Agreements or EMI Rollover Agreements entered into between eBay and the holders of options to acquire ordinary shares of Skype in connection with the closing of the transaction.
The foregoing description of the transactions consummated pursuant to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Earn Out Agreement and the Registration Rights Agreement, which are filed as Exhibits 2.1, 2.2 and 10.1, respectively, hereto and are incorporated herein by reference, and the Option Assumption Agreements and EMI Rollover Agreements, forms of which are filed as Exhibits 2.3 and 2.4, respectively, hereto and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
The disclosure set forth in Item 2.01 above is hereby incorporated herein by reference. The eBay stock issued to the sellers of the share capital and warrants of Skype in connection with the Purchase Agreement, as well as the eBay Options into which the Skype Options were converted or exchanged pursuant to the terms of the Option Assumption Agreements or EMI Rollover Agreements, were issued in reliance upon the exemptions from the registration requirements under the Securities Act of 1933, as amended (the

“Securities Act”), pursuant to Section 4(2) thereof and Regulation D and Regulation S thereunder. eBay relied upon representations, warranties, certifications and agreements of the sellers of the share capital and warrants of Skype and the holders of Skype Options, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) of the Securities Act or Regulation D or Regulation S under the Securities Act.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b) Pro Forma Financial Information
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(d) Exhibits

EXHIBIT
NO.	DESCRIPTION
2.1	Sale and Purchase Agreement dated as of September 11, 2005, by and among eBay Inc., Skype Technologies S.A. and the parties identified on Schedule 1 thereto.*

2.2	Earn Out Agreement dated as of September 11, 2005, by and among eBay Inc., Skype Technologies S.A. and the parties identified on Schedule I thereto.*

2.3	Form of Option Assumption Agreement.

2.4	Form of EMI Rollover Agreement.

10.1	Registration Rights Agreement dated as of September 11, 2005, by and among eBay Inc. and the parties identified on Schedule I thereto.*

99.1	Press Release dated October 14, 2005.

*	Previously filed as an exhibit to eBay’s Current Report on Form 8-K filed on September 15, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
October 18, 2005	By:	/s/ Brian H. Levey
Name: Brian H. Levey
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
2.1	Sale and Purchase Agreement dated as of September 11, 2005, by and among eBay Inc., Skype Technologies S.A. and the parties identified on Schedule 1 thereto.*

2.2	Earn Out Agreement dated as of September 11, 2005, by and among eBay Inc., Skype Technologies S.A. and the parties identified on Schedule I thereto.*

2.3	Form of Option Assumption Agreement.

2.4	Form of EMI Rollover Agreement.

10.1	Registration Rights Agreement dated as of September 11, 2005, by and among eBay Inc. and the parties identified on Schedule I thereto.*

99.1	Press Release dated October 14, 2005.

*	Previously filed as an exhibit to eBay’s Current Report on Form 8-K filed on September 15, 2005